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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-70861 and 333-97358) and on Form S-8 (Nos. 333-12419, 333-12455, and 333-58251) of Stillwater Mining Company of our report dated February 3, 1999 relating to the financial statements for the year ended December 31, 1998, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
March 28, 2001